Exhibit 99.1

Teligent, Inc. Announces Appointment of William S. Marth to Board of Directors

Generic Pharmaceutical and Contract Manufacturing Industry Leader

Joins Teligent Board, Effective Immediately

BUENA, NJ., February 16, 2021 – Teligent, Inc. (Nasdaq: TLGT), (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, today announced it has appointed industry veteran William S. Marth to its Board of Directors, effective immediately. Mr. Marth brings over 25 years of expertise and a proven track record of leading companies in the generic pharmaceutical and contract manufacturing industries.

John Celentano, Chairman of Teligent’s Board of Directors, commented on the appointment, stating that “We are excited to have Bill join Teligent’s Board of Directors. He is a strategic leader with extensive experience in helping businesses transform and achieve their potential. Following the strategic steps we announced earlier this year to strengthen the Company’s balance sheet and position the business for success, we have reached a critical time in Teligent’s journey where Bill’s innovative thinking will be invaluable. We are confident that the appointment of Bill, along with the existing members of our Board, will help ensure that Teligent has strong Board leadership as the company works to execute on its strategic plans going forward.”

Mr. Marth currently serves as the Managing Partner of North Ocean Ventures, LLC, a consulting firm that helps pharmaceutical businesses realize their full potential, and most recently served as the Global President and Chief Executive Officer of North America & Europe of Avet Pharma Holdings Inc., a specialty generic pharmaceutical company and subsidiary of Emcure Pharmaceuticals Ltd. Previously, Mr. Marth served as the President and CEO of Albany Molecular Research, Inc. (AMRI), a global contract research and manufacturing company providing services to the pharmaceutical and biotechnology industries. Before that, Mr. Marth served in various senior leadership roles at Teva Pharmaceutical Industries Limited, including President and CEO of Teva Pharmaceuticals – Americas, as well as CEO of Teva North America and CEO of Teva USA, while also serving as a member of Teva’s global executive management team.

Notably, after a series of seven acquisitions in four years Mr. Marth built AMRI into one of the top five global contract development and manufacturing organizations with revenues in excess of $700 million, after which Mr. Marth led the take-private of AMRI in September of 2017 in a $1.6 billion transaction. Additionally, Mr. Marth played a critical role in the expansion of Teva Pharmaceuticals in the Americas from 1999 – 2012.

Mr. Marth said, “I am pleased to join Teligent’s Board of Directors at this exciting time of revitalization and potential growth for the Company. Teligent’s products and reputation as a quality manufacturer are known throughout the industry, and I am looking forward to working with management and the Board to grow Teligent’s business and maximize the Company’s position in the generic pharmaceutical, product development and contract manufacturing marketplaces.”

Mr. Marth holds a Bachelor of Science in Pharmacy from the University of Illinois College of Pharmacy, a Master’s in Business Administration from the Keller Graduate School of Management, DeVry University, and an honorary Doctor of Humane Letters from the Albany College of Pharmacy and Health Sciences.

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About Teligent, Inc.

Teligent is a New Jersey based company focused on the development, manufacturing and marketing of specialty generic pharmaceutical products for the United States and Canadian markets. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements and Information

This press release includes “forward-looking statements” that are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the prospectus supplement relating to the Company’s current At the Market offering and the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company’s future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this press release speak only as of the date hereof and, subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Media:

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TeligentCommunications@fticonsulting.com

Investors:

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